Exhibit 4.4
EXECUTION VERSION
EXCHANGE AGREEMENT
by and between
CBAYSYSTEMS HOLDINGS LIMITED
and
The Investors
Signatories hereto
As of September 30, 2010

Disclosure Schedules
Schedule 3.2: Capital Stock
Schedule 3.3.: Corporate Authority; Non-contravention
Schedule 3.4: Financial Statements
Schedule 3.5: Absence of Certain Changes and Events
Exhibits
Exhibit A: Form of By-Laws
Exhibit B: Form of Certificate of Incorporation
Exhibit C: Form of Stockholders Agreement
Exhibit D: Net Debt Adjustment to Exchange Ratio
Exhibit E: Form of Officer’s Certificate
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EXCHANGE AGREEMENT
     This EXCHANGE AGREEMENT (the “Agreement”) is dated as of September 30, 2010, by and between CBaySystems Holdings Limited, a British Virgin Islands company (“CBAY”, including as such entity shall be incorporated in Delaware as contemplated by the Agreement) and the Investors (as defined below).
W I T N E S S E T H
     WHEREAS, CBAY indirectly owns approximately 69.5% of the outstanding shares of MedQuist, Inc. (“MEDQ”);
     WHEREAS, CBAY wishes to acquire all of the outstanding shares of MEDQ to the extent that holders of such shares are prepared to sell or transfer such shares on terms and conditions satisfactory to CBAY; and
     WHEREAS, the Investors wish to exchange (the “Exchange”) their shares of common stock, no par value, of MEDQ (“MEDQ Shares”) for shares of Common Stock of CBAY (“CBAY Shares”).
     NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     (a) In addition to the other words and terms defined elsewhere in the Agreement, as used in the Agreement, the following words and terms have the meanings specified or referred to below:
     “Accredited Investor” means any Person that is an “accredited investor” under the Securities Act (as defined hereinafter).
     “Action” means any claim, controversy, action, cause of action, suit, litigation, arbitration, investigation, opposition, interference, audit, assessment, hearing, review, complaint, demand or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity) that has been served, noticed, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority.
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that Person. For the purposes of this definition, the term “control” (including the terms “controlling”, controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
     “Agreement” has the meaning specified in the preamble hereto.
     “Business Day” means a day other than a Saturday, Sunday or any day on which the banks located in the State of New York are authorized or obligated to close.

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     “By-Laws” means the by-laws of CBAY substantially in the form attached hereto as Exhibit A, with any changes the board of directors of CBAY shall deem necessary or appropriate in connection with the Initial Public Offering.
     “CBAY” has the meaning specified in the preamble hereto.
     “CBAY Shares” has the meaning specified in the recitals hereto.
     “Certificate of Incorporation” means the certificate of incorporation of CBAY substantially in the form attached hereto as Exhibit B, with any changes the board of directors of CBAY shall deem necessary or appropriate in connection with the Initial Public Offering.
     “Closing” has the meaning specified in Section 2.2 hereto.
     “Code” has the meaning specified in Section 4.2 hereto.
     “Common Stock” has the meaning specified in Section 3.2 hereto.
     “Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
     “Debt” means, as applied to any Person, at any particular time, without duplication, (a) indebtedness of such Person for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) indebtedness of such Person evidenced by any note, bond, debenture or other debt security, (c) indebtedness of such Person for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other similar current liabilities incurred in the ordinary course of business), (d) indebtedness guaranteed in any manner by such Person (including guarantees in form of an agreement to repurchase or reimburse), (e) obligations under capitalized leases with respect to which such Person is liable as obligor or guarantor and (f) in the case of CBAY, amounts referred to in Section 3.1(h) of the Stockholders Agreement.
     “Effective Date” has the meaning specified in Section 2.3 herein.
     “ERISA” has the meaning specified in Section 4.2 hereto.
     “Exchange” has the meaning set forth in the recitals hereto.
     “Exchange Ratio” has the meaning specified in Section 2.1 hereto.
     “GAAP” means U.S. generally accepted accounting principles in effect from time to time.
     “Government Order” means any order, writ, judgment, injunction, decree, treaty, stipulation, ruling, decision, verdict, determination or award made, issued or entered by or with any Governmental Authority.
     “Governmental Authority” means any domestic, foreign, federal, state, provincial or local authority, legislative body, court, government, regulatory agency, self-regulatory organization (including

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any securities exchange), commission, board, arbitral or other tribunal, or any political or other subdivision, department or branch of any of the foregoing.
     “Initial Public Offering” means the initial public offering by CBAY of Common Stock pursuant to an effective registration statement on Form S-1 under the Securities Act.
     “Investor” means each Investor signatory hereto (collectively, the “Investors”).
     “Investor Percentage” means the percentage of the aggregate outstanding MEDQ Shares held as of the date hereof by each Investor, as shown on the signature pages hereto, as such percentage may be adjusted to reflect any additional issuances, or any additional acquisitions by such Investor, of MEDQ Shares after the date hereof and prior to the Effective Date.
     “Law” or “Laws” means all statutes, laws (including common law), regulations, rules, ordinances, codes and other requirements of any Governmental Authority, including any Orders.
     “Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, encumbrance, easement, lien (statutory or other), or preference, priority or other security interest or preferential arrangement in the nature of a lien, including any conditional sale contract or other title retention agreement, any assignment of any right to receive income or profits, the interest of a lessor under any capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing (but not the interest of a lessor under an operating lease).
     “Material Adverse Effect” means any change, effect, event, fact, condition, circumstance, occurrence, or development that, individually or in the aggregate is material and adverse to the business, condition (financial or otherwise), properties, assets, or operations of CBAY and its consolidated Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there is a Material Adverse Effect: (A) changes in general economic, financial market or geopolitical conditions to the extent that such changes do not have a materially disproportionate and adverse impact on CBAY and its consolidated Subsidiaries, taken as a whole, relative to other companies in the medical transcription industry, (B) changes affecting the industry in which CBAY and its consolidated Subsidiaries, taken as a whole, operate (including, without limitation, changes in prices, costs of labor, general market prices or regulatory changes in any such industry) to the extent that such changes do not have a materially disproportionate and adverse impact on CBAY and its consolidated Subsidiaries, taken as a whole, relative to other companies in the medical transcription industry, (C) the outbreak or escalation of hostilities, the declaration of war, the occurrence of any calamity or natural disaster, or acts of terrorism, (D) changes in any Law or GAAP or interpretation thereof after the date hereof, (E) any event as to which the Investors have provided written consent, (F) the announcement of the Exchange Agreement and the Exchange, (G) compliance by the Investors, CBAY and the other parties hereto with the terms of the Exchange Agreement, the Exchange and each other agreement or document to be executed, filed or delivered in connection herewith and therewith or (H) any failure by CBAY and its consolidated Subsidiaries to meet any projections or estimates (including internal projections or estimates) of revenues, earnings or performance for any period (provided, however, that the underlying cause for such failure (unless the subject of any of the foregoing sub-clauses (A) - (G)) may be considered in determining whether there has occurred a Material Adverse Effect).
     “MEDQ” has the meaning set forth in the recitals hereto.
     “MEDQ Dividend” has the meaning set forth in Section 7.1(c) hereto.
     “MEDQ Shares” has the meaning set forth in the recitals hereto.

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     “Net Debt” means, as of any date of determination, the aggregate amount of Debt less the sum of (without duplication) cash and cash equivalents and marketable securities recorded as current assets (except for any Capital Stock in any Person).
     “Order” means any order, writ, judgment, injunction, decree, stipulation, determination, decision, verdict, ruling, subpoena, or award entered by or with any Governmental Authority (whether temporary, preliminary or permanent).
     “Permit” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
     “Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.
     “Principal Subsidiaries” means, collectively, CBay Inc., CBay Systems (India) Private Limited and MEDQ.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
     “Stockholders Agreement” means the stockholders agreement between CBAY, S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC, International Equities (S.A.C. Asia) Limited and the Investors, in the form attached hereto as Exhibit C, as amended from time to time.
     “Subsidiary” means any corporation, partnership, joint venture or other legal entity of which CBAY owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.
     “Termination Date” has the meaning set forth in Section 8.14(b)(ii).
     “Transaction Documents” means, collectively, the Agreement and the Stockholders Agreement.
     “Voting Agreement” means the voting agreement between CBAY, S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC and International Equities (S.A.C. Asia) Limited.
     Unless the context of the Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article” or “Section” refer to the specified Article or Section of the Agreement and (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

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ARTICLE II
EXCHANGE
          2.1. Exchange. Subject to the terms and conditions hereof, on the Effective Date each Investor agrees to deliver to CBAY, free and clear of all Liens, all MEDQ Shares held by such Investor or by any of the Investor’s Affiliates, in each case which shall not be less than the number of MEDQ Shares specified beside its name on its signature page hereto, together with any other MEDQ Shares acquired by such Investor or its Affiliates after the date hereof and up to and including the Effective Date, and CBAY agrees to issue to each Investor 4.2459 CBAY Shares in exchange for each such MEDQ Share so delivered by such Investor (the “Exchange Ratio”), subject to the adjustments to the Exchange Ratio set forth in this Article II. Such Exchange Ratio will also be equitably adjusted to reflect any stock dividend, stock split (including a reverse share split), recapitalization or similar change in capital structure which CBAY effects prior to or concurrently with the Exchange. In the case of any issuances of CBAY Shares after the date hereof and prior to the Effective Date pursuant to the first agreement listed on Schedule 3.2, the Exchange Ratio shall be increased as appropriate to give effect to any such issuances such that such issuances shall not dilute the percentage of aggregate outstanding CBAY Shares to be issued to the Investors upon the Closing.
          2.2. MEDQ Net Debt. If on the date of the closing of the Exchange (the “Closing”), the Net Debt of MEDQ and its consolidated Subsidiaries (the “MEDQ Net Debt”), as reasonably determined by CBAY as of a date not earlier than the fifth Business Day prior to the Closing, is less than $304 million, then for each Investor there will be an increase in the Exchange Ratio in accordance with the formula shown on Exhibit D attached hereto.
          2.3. Effective Date. Subject to the terms and conditions hereof, the consummation of the transactions provided for in this Article II shall take place five Business Days following the day on which the last to be satisfied or waived of the conditions set forth in Article VII, other than conditions that can only be satisfied at Closing, shall be satisfied or waived (the “Effective Date”), or such other date as the parties may mutually agree; provided that the Effective Date shall be no later than January 31, 2011, unless mutually agreed in writing by the parties hereto. The Closing on the Effective Date shall take place at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017 or at such other place as the parties may mutually agree.
          2.4. Acknowledgment. The Investors acknowledge that (a) CBAY may seek to acquire additional outstanding MEDQ Shares not currently owned by CBAY and not acquired pursuant to the Exchange and (b) any such acquisitions may take place through privately negotiated, open market or other transactions on terms that may differ from the terms herein.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CBAY
CBAY represents and warrants, as of the date hereof, to each of the Investors as follows:
          3.1. Corporate Organization. Each of CBAY and the Principal Subsidiaries (i) is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (ii) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and (iii) has all requisite corporate power (or the equivalent if not a corporation) to carry on its businesses as now conducted.

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          3.2. Capital Stock.
     (a) As of the date hereof, CBAY is authorized to issue 1,000,000,000 ordinary shares of, par value $0.10 per share, of which 158,209,220 shares are issued or outstanding (such shares, collectively, the “Ordinary Shares”, and after the reincorporation of CBAY in Delaware, the “Common Stock”).
     (b) Except as disclosed in Schedule 3.2 as of the date hereof, there are no agreements, warrants, puts, calls, rights, options or other commitments of any character to which CBAY is a party or by which it is bound which obligate CBAY to issue, deliver or sell any additional shares of its capital stock or any securities or instruments convertible into or exchangeable for any such additional shares of capital stock.
     (c) On the Effective Date, the Common Stock to be issued to the Investors on such date will have been duly authorized and, when delivered by CBAY in accordance with the Agreement, will be validly issued, fully paid and nonassessable, and will be free and clear of all Liens.
     (d) On or prior to the Effective Date, the Certificate of Incorporation shall have been duly approved by all necessary corporate action on behalf of CBAY, and on or before the Effective Date will be filed with the Secretary of State of the State of Delaware and shall have become effective.
          3.3. Corporate Authority; Non-contravention.
     (a) CBAY (i) has all requisite corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and (ii) will have, as of the Effective Date, all requisite corporate power and authority to execute and deliver the Transaction Documents to which it will become a party, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The Agreement has been, and the other Transaction Documents to which it will become a party shall be, as of the Effective Date, duly executed and delivered by CBAY and constitutes or shall constitute, as applicable, the legal, valid and binding obligations of CBAY enforceable in accordance with its or their terms, as applicable (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general principles of equity and public policy).
     (b) Except as set forth in Schedule 3.3, neither the execution nor delivery by CBAY of the Agreement or the other Transaction Documents to which it is a party, nor the consummation by CBAY of any of the transactions contemplated hereby or thereby, nor performance by CBAY of its obligations hereunder or thereunder will:
     (i) violate any provision of the organizational or constitutional documents of CBAY or any of the Principal Subsidiaries;
     (ii) result in the acceleration of, or entitle any party to accelerate (whether immediately or after the giving of notice or lapse of time or both), any material Debt obligation of CBAY or any of the Principal Subsidiaries;
     (iii) conflict with or violate, or result with giving of notice or lapse of time or both in any conflict with or violation of, or result in the creation or imposition of, any Lien upon any of the properties of CBAY or any of the Subsidiaries pursuant to any provision of, any material mortgage, lien, lease, agreement, indenture, license, instrument, Law, any material Permit applicable to or otherwise affecting CBAY or the Principal Subsidiaries or any assets of CBAY or the Principal Subsidiaries, or any material Contractual Obligation to which CBAY or any of the Principal Subsidiaries is a party or by which CBAY or any of the Principal Subsidiaries or any of their respective material properties or assets is bound;

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     (iv) constitute an event permitting modification, amendment or termination of a material mortgage, lien, lease, agreement, indenture, license, instrument, order, arbitration award, judgment or decree to which any of CBAY or the Principal Subsidiaries is a party or by which CBAY or any of the Principal Subsidiaries or any of their respective properties is bound; or
     (v) require the approval, consent, authorization or act of, or the making by CBAY or any of the Principal Subsidiaries, of any material declaration, filing or registration with, or notice to, any Governmental Authority or other Person, that will not, as of the Effective Date, be obtained or made, as applicable.
          3.4. Financial Statements.
     (a) Financial Statements. Attached hereto as Schedule 3.4 are copies of each of the following:
     (i) the audited consolidated balance sheets of CBAY and the Subsidiaries as of December 31, 2009, 2008 and 2007 (the “CBAY Audited Balance Sheet”), and the related audited consolidated statements of income and cash flows of CBAY and the Subsidiaries for the fiscal years ended December 31, 2009, 2008 and 2007 (the “CBAY Audited Income Statement”), accompanied by any notes thereto and the report of CBAY’s independent accountants with respect thereto; and
     (ii) the unaudited consolidated balance sheet of CBAY and the Subsidiaries as of June 30, 2010 (the “CBAY Most Recent Balance Sheet”), and the related unaudited consolidated statement of income and cash flows of CBAY and the Subsidiaries for the six months then ended (the “CBAY Most Recent Income Statement”).
     (b) Compliance with GAAP, etc. The CBAY Audited Balance Sheet and the CBAY Most Recent Balance Sheet (including any notes thereto) fairly present the consolidated financial position of CBAY and the Subsidiaries as of the dates set forth therein, in each case in accordance with GAAP. The CBAY Audited Income Statement and the CBAY Most Recent Income Statement have been prepared in conformity with GAAP through all of the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of CBAY and the Subsidiaries taken as a whole for the periods indicated.
     (c) Absence of Undisclosed Liabilities. Except as disclosed on Schedule 3.4, neither CBAY nor any of the Subsidiaries has any liability or obligation required to be reflected or reserved against in its balance sheet except (a) liabilities and obligations in the respective amounts reflected or reserved against in the CBAY Most Recent Balance Sheet, (b) liabilities and obligations incurred in the ordinary course of business since June 30, 2010 and (c) any other liabilities and obligations that, together with those set forth in clauses (a) and (b) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
          3.5. London Stock Exchange Reports. CBAY’s Annual Report & Accounts for the fiscal year ended December 31, 2009 and all other reports filed by CBAY with the AIM (the “AIM”) since December 31, 2009 and prior to the date hereof (collectively, the “Reports”), when they were filed with the AIM, complied in all material respects with applicable AIM requirements and, to the knowledge of CBAY, did not, when such Reports were so filed, contain any statement of fact that was not true and accurate in all material respects, contain any statement of opinion, intention or expectation that was not made fairly or reasonably held, and such Reports were not made materially incorrect or misleading by the omission from the statement of any fact or matter, except as otherwise disclosed to the public or AIM after the filing of any such Reports.

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          3.6. Absence of Certain Changes and Events. Except as set forth on Schedule 3.6, since June 30, 2010 there has not been a Material Adverse Effect.
          3.7. Offering Valid. Assuming the accuracy of the representations and warranties of the Investors set forth in Article IV hereof and compliance by the Investors with Section 6.1 of the Agreement, the offer and issuance of the CBAY Shares to the Investors will be exempt from the registration requirements of the Securities Act and from state “blue sky” laws and comparable AIM provisions.
          3.8. Litigation. Except as set forth in Schedule 3.8, there is no Action pending, or to the knowledge of CBAY, threatened, against or relating to CBAY or any of the Subsidiaries, which has had or is reasonably expected to have a Material Adverse Effect.
          3.9. Investment Company Act. CBAY is not, and after giving effect to the Exchange will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
     Each of the Investors hereby represents and warrants, severally and not jointly, to CBAY (and only as to itself) as follows:
          4.1. Ownership of MEDQ Shares; Authority.
     (a) Such Investor (i) is the holder of the number of MEDQ Shares specified beside its name on its signature page hereto, (ii) owns beneficially and of record and, when transferred on the Effective Date, free and clear of all Liens, all of such MEDQ Shares and any additional MEDQ shares acquired after the date hereof and prior to the Effective Date and (iii) has not assigned or otherwise transferred to any other Person any claim or other interest in the MEDQ Shares; and
     (b) Such Investor (i) has all requisite power and authority to execute and deliver the Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and (ii) will have, as of the Effective Date, all requisite power and authority to execute and deliver the Transaction Documents to which it will become a party, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The Agreement has been, and the other Transaction Documents to which it will become a party shall be, as of the Effective Date, duly executed and delivered by such Investor and constitutes or shall constitute, as applicable, the legal, valid and binding obligations of such Investor enforceable in accordance with its or their terms, as applicable (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general principles of equity and public policy).
          4.2. Investment Representations
     (a) The Investor is acquiring the CBAY Shares for its own account (or, if it is acquiring such securities as a fiduciary or agent for one or more investor accounts, such Investor has the full power and authority to make the representations, warranties and agreements herein on behalf of each such account);
     (b) The Investor is not acquiring the CBAY Shares with a view to any distribution of such securities within the meaning of the Securities Act;

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     (c) The Investor is, or if such Investor is acquiring the CBAY Shares as a fiduciary or agent for one or more accounts, each such account is an institutional “accredited investor” (as such term is defined in Rule 501 under the Securities Act);
     (d) The Investor’s acquisition and holding of the CBAY Shares do not constitute or give rise to a non-exempt prohibited transaction under Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a violation of any applicable law or regulation that is similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code;
     (e) The Investor is an Accredited Investor;
     (f) The Investor will not engage in hedging or short-selling or place simultaneous sell and buy orders or engage in similar kinds of transactions that have the purpose or effect of evading the applicable restrictions on resale;
     (g) The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of independently evaluating the merits and risks of an investment in the CBAY Shares, and such Investor is able to bear the economic risk of the investment. Such Investor has had access to such information as it has deemed necessary or appropriate in connection with its acquisition of the CBAY Shares and has made its own investment decision regarding such securities based on its own knowledge and experience in such matters;
     (h) The Investor understands and agrees that the CBAY Shares or any beneficial interest therein may not be reoffered, resold, pledged or otherwise transferred except (1) (A) to CBAY, (B) to an investor who it reasonably believes is a “qualified institutional buyer” in a transaction exempt from registration under Rule 144A under the Securities Act, (C) to a non-U.S. investor in an offshore transaction complying with Regulation S under the Securities Act, or (D) pursuant to an exemption from registration under the Securities Act (if available) and, in each case, (2) in accordance with all applicable securities laws of the states of the United States;
     (i) The Investor understands that CBAY Shares will bear a legend substantially to the following effect:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT AMONG CBAYSYSTEMS HOLDINGS LIMITED, S.A.C. PEI CB INVESTMENT, L.P. AND THE OTHER STOCKHOLDERS PARTY THERETO, DATED AS OF [             ], AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF CBAYSYSTEMS HOLDINGS LIMITED. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING AND TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACTS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

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     (j) The Investor has had the opportunity to ask questions of, and receive answers from CBAY concerning CBAY, its business and financial condition, the Exchange and the securities to be acquired by such Investor and other related matters, and CBAY has made available to such Investor or its agents all documents and information requested by such Investor or on its behalf relating to an investment in the CBAY Shares. In evaluating the suitability of an investment in the CBAY Shares, such Investor has not relied and will not rely on any other representations or other information (whether oral or written) made by or on behalf of CBAY (or any of its agents) other than expressly contained in the Agreement; and
     (k) The Investor understands that CBAY and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements.
ARTICLE V
COVENANTS OF CBAY
          5.1. Further Assurances. CBAY agrees to use its commercially reasonable efforts to take any and all appropriate actions required in order to consummate the transactions contemplated by the Agreement and the other Transaction Documents to which it is a party.
          5.2. Transact Business in the Ordinary Course. From the date hereof until the Effective Date, CBAY shall, and shall cause each of its Subsidiaries to, operate its business in all material respects in the ordinary course of business consistent with past practices.
          5.3. Issuance of CBAY Shares. From the date hereof until the Effective Date, CBAY shall not issue any CBAY Shares or issue any options, warrants or other securities exercisable or convertible for CBAY Shares other than (i) all CBAY Shares issued in connection with the Initial Public Offering, (ii) CBAY Shares issued pursuant to outstanding options and agreements disclosed on Schedule 3.2, (iii) options issued under management or employee option plans in connection with the Initial Public Offering, including, without limitation, options to purchase CBAY Shares issued in exchange for outstanding options to purchase MEDQ Shares and (iv) CBAY Shares issuable pursuant to any agreements, other than this Agreement, pursuant to which CBAY may acquire MEDQ Shares from any Person other than the Investors.
          5.4. Information to Investors. From and after the date hereof and until the earlier to occur of the Closing or the termination of this Agreement, CBAY shall promptly provide to each Investor all information which CBAY (a) provides to its shareholders or (b) provides to AIM which is made public by AIM, and CBAY shall notify each Investor of any event or occurrence with respect to CBAY or any of the Subsidiaries which, in CBAY’s reasonable discretion, is reasonably likely to materially impair the ability of CBAY to consummate the Exchange or perform CBAY’s obligations hereunder.
          5.5. Voting Agreement. From and after the date hereof and until the earlier to occur of the Closing or the termination of this Agreement, CBAY shall not amend the Voting Agreement without the consent of a majority of the Investors (based on their respective Investor Percentages).
ARTICLE VI
COVENANTS OF THE INVESTORS
          6.1. Further Assurances. Each of the Investors agrees to use commercially reasonable efforts to (i) take any and all appropriate actions required in order to consummate the transactions

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contemplated by the Agreement and the other Transaction Documents to which it is a party and (ii) cooperate, at CBAY’s expense, with CBAY in connection with discussions or offers, which CBAY may have with or make to other holders of MEDQ Shares to exchange such MEDQ Shares for CBAY Shares.
          6.2. Confidentiality. Each Investor agrees to comply with the terms of the confidentiality agreements previously entered into by such Investor with respect to the Exchange or any related transaction with CBAY until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof.
ARTICLE VII
CONDITIONS PRECEDENT
          7.1. Conditions to Obligations of the Investors. Each Investor’s obligation to consummate the Exchanges on the Effective Date is subject to the satisfaction or express waiver by it prior to the Effective Date of the following conditions:
     (a) Representations and Warranties. The representations and warranties made by CBAY and the Subsidiaries in Article III of the Agreement shall be true and correct in all material respects on or as of the Effective Date as if made on and as of the Effective Date, except for those representations and warranties which apply as of a particular date, which shall be true and correct in all material respects as of such date.
     (b) Performance; No Default under Other Agreements. CBAY and the Subsidiaries shall have performed and complied in all material respects with all agreements and covenants contained herein, as the case may be, required to be performed or complied with by them prior to or on the Effective Date (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each of the Investors).
     (c) Declaration of Special Dividend. On or prior to October 7, 2010, the board of directors of MEDQ shall have declared a special dividend to holders of MEDQ Shares in an amount of not less than $4.70 per MEDQ Share (the “MEDQ Dividend”).
     (d) Shareholder Approvals. CBAY shall have obtained all required shareholder approvals (collectively, the “Company Shareholder Approval”) in connection with the transactions contemplated herein.
     (e) Reincorporation of CBAY. CBAY shall have been reincorporated in Delaware.
     (f) Adoption of Certificate of Incorporation and By-Laws. CBAY shall have adopted the Certificate of Incorporation and the By-Laws.
     (g) Initial Public Offering.On or prior to January 31, 2011, CBAY shall have issued and sold CBay Shares in connection with the Initial Public Offering.
     (h) Listing of CBAY on NASDAQ. The CBAY Shares shall have been listed on the NASDAQ Global Market.
     (i) Stockholders Agreement. CBAY shall have entered into the Stockholders Agreement.

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     (j) CBAY Net Debt. The Net Debt of CBAY and its consolidated Subsidiaries other than MedQuist and its Subsidiaries (the “CBAY Net Debt”) shall not exceed $6 million, reasonably determined by CBAY as of a date not earlier than the fifth Business Day prior to the Closing.
     (k) MEDQ Net Debt. The MEDQ Net Debt shall not exceed $304 million, reasonably determined by CBAY as of a date not earlier than the fifth Business Day prior to the Closing.
     (l) Officer’s Certificate.CBAY shall have provided an officer’s certificate in the form of Exhibit E,dated as of the Closing Date, (i) as to the satisfaction by CBAY of the conditions precedent set forth in Section 7.1(a) and Section 7.1(b) of this Agreement and (ii) attaching the calculations pursuant to Section 2.2, if applicable.
          7.2. Conditions to Obligations of CBAY. The obligation of CBAY to consummate the Exchanges on the Effective Date is subject to the satisfaction or express waiver by it prior to the Effective Date of the following conditions:
     (a) Representations and Warranties. Each of the representations and warranties of the Investors in Article IV of the Agreement shall be true and correct in all material respects on or as of the Effective Date as if made on and as of the Effective Date (except for those representations and warranties in Section 4.1(a), which shall be true and correct in all respects), except for those representations and warranties which apply as of a particular date, which shall be true and correct in all material respects as of such date.
     (b) Performance: No Default under Other Agreement. Each of the Investors shall have performed and complied in all material respects with all agreements and covenants contained herein, required to be performed or complied with by them prior to or on the Effective Date (or such compliance shall have been waived on terms and conditions reasonably satisfactory to CBAY).
     (c) Shareholder Approvals. CBAY shall have obtained the Company Shareholder Approval in connection with the transactions contemplated herein.
     (d) Stockholders Agreement. Each of the Investors shall have entered into the Stockholders Agreement.
     (e) Officer’s Certificate. Each Investor shall have provided an officer’s certificate in the form of Exhibit E, dated as of the Closing Date, as to the satisfaction by such Investor of the conditions precedent set forth in Section 7.2(a) and Section 7.2(b) of this Agreement.
ARTICLE VIII
GENERAL PROVISIONS
          8.1. Notices. All notices and other communications given or made pursuant to the Agreement shall be in writing and shall be deemed to have been duly given or made (a) five Business Days after being sent by registered or certified mail, return receipt requested, (b) upon delivery, if hand delivered, (c) one Business Day after being sent by prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses or address set forth on the relevant signature page hereto, as applicable (or at such other addresses as shall be specified by the parties by like notice):

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          If to CBAY:
CBaySystems Holdings Limited
2661 Riva Road, Building 800
Annapolis, MD 21401
Fax: 416-266-9409
Attention: Chief Financial Officer
          with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Fax: 212-455-2502
Attention: D. Rhett Brandon
          If to any Investor:
To the addresses listed under such Investor on the signature pages hereto.
          8.2. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in the case that any provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Agreement, and the Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable or have a Material Adverse Effect.
          8.3. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to CBAY; provided, however, that delivery of a facsimile of a counterpart shall be sufficient to satisfy this Section 8.3.
          8.4. Governing Law. This Agreement shall be construed in accordance with and the Agreement and all disputes hereunder shall be governed by, the laws of the State of New York. By its execution and delivery of the Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with the Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding may be brought, on a non-exclusive basis, in any federal or state court of competent jurisdiction in the Borough of Manhattan of the City of New York. By execution and delivery of the Agreement, each of the parties hereto irrevocably accepts and submits itself to the nonexclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.
          8.5. Assignment; Successors and Assigns. Neither the Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that any successor or assignee executes a joinder to the Agreement and becomes a party to the other Transaction Documents to which the assignor is a party; and provided further that notwithstanding any such assignment, such Investor shall remain liable

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for all of its obligations under this Agreement. Subject to the foregoing, the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians. Nothing in the Agreement, expressed or implied, is intended to confer or shall be conferred upon any Person (other than the parties hereto and the successors and assigns permitted by this Section 8.5) any right, remedy or claim under or by reason of the Agreement.
          8.6. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the Agreement.
          8.7. Schedules and Exhibits. The schedules and exhibits referred to in the Agreement shall be construed with and as an integral part of the Agreement to the same extent as if the same had been set forth verbatim herein. Except as expressly set forth herein, disclosure of any fact or item in any schedule hereto shall, to the extent readily apparent from the face of such schedule and relevant to any other schedule or schedules, be deemed to be disclosed in such other schedule or schedules, notwithstanding the lack of a specific cross-reference.
          8.8. Knowledge. In each provision of the Agreement in which a representation or warranty is qualified to the “knowledge” of a Person, unless otherwise stated in such provision, each such phrase means that the Person does not have actual knowledge on the date hereof or on the Effective Date, as applicable, of any state of facts which is different from the facts described in the warranty or representation.
          8.9. Entire Agreement; Amendments. This Agreement, including the schedules and exhibits, the other Transaction Documents and the confidentiality agreements previously entered into by the Investors with respect to the Exchange or any related transaction with CBAY, contain the entire understanding of the parties hereto with regard to the subject matter contained herein and therein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement the Agreement. Any such agreement shall be effective and binding for purposes of the Agreement if it is signed by each of the parties hereto. Any purported amendment that does not comply with the foregoing shall be null and void.
          8.10. Waivers. Any term or provision of the Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of the Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of the Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of the Agreement shall be held to constitute a waiver of any other or subsequent breach.
          8.11. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH

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PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.
          8.12. Third-Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and no other Person shall have any rights hereunder nor shall any other person be an express third-party beneficiary hereto or, without limiting the foregoing, have the right to enforce the implementation of the Agreement as if it were a direct party hereto.
          8.13. Expenses. The parties will bear their own expenses in connection with the negotiation, execution and performance of the Agreement and the transactions contemplated hereby, provided that upon Closing, CBAY will reimburse each of Costa Brava Partnership III, L.P. and Newcastle Partners, L.P. each up to $1.25 million for reasonable and documented legal expenses related to the transactions contemplated hereby and to other matters relating to their investment in MEDQ Shares.
          8.14. Termination
     (a) Termination by Mutual Consent. The Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Date by mutual written agreement of the parties hereto.
     (b) Termination by Each Investor. The Agreement may be terminated at any time prior to the Effective Date by each Investor (with respect to that Investor only), upon written notice to CBAY, if:
               (i) the MEDQ Dividend has not been paid to the holders of MEDQ Shares by October 31, 2010;
               (ii) the consummation of the transactions provided for in Article II has not occurred by January 31, 2011 (the “Termination Date”); provided, however, that no Investor is then in material breach of this Agreement so as to cause any conditions set forth in Section 7.2 hereto not to be satisfied;
               (iii) there has been a material breach of any covenant or agreement made by CBAY in the Agreement, such that the conditions set forth in Section 7.1(b) could not be satisfied on or prior to the Termination Date and such breach or condition is not curable or, if curable, has not been cured prior to the earlier of (x) thirty (30) calendar days after written notice thereof is given by such Investor to CBAY or (y) the Termination Date; provided, however, that such Investor is not then in material breach of this Agreement so as to cause any conditions set forth in Section 7.2 hereto not to be satisfied; or
               (iv) all of the conditions set forth in Section 7.2 have been satisfied and CBAY fails to consummate the transactions contemplated by this Agreement within the earlier of (i) two (2) Business Days after the Effective Date should have occurred pursuant to Section 2.3 hereto and (ii) the Termination Date, and the Investors stood ready, willing and able to consummate all such transactions during such period.
     The termination of the Agreement by any Investor pursuant to this Section 8.14(b) shall not terminate any of the obligations of any other Investor hereunder.
     (c) Termination by CBAY. The Agreement may be terminated at any time prior to the Effective Date by CBAY upon written notice to the other parties to the Agreement, if the Closing shall not have been consummated by the Termination Date or only with respect to any Investor in breach of its obligations, upon written notice to such Investor, if:

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               (i) the consummation of the transactions provided for in Article II has not occurred by the Termination Date; provided, however, that CBAY is not then in material breach of this Agreement so as to cause any conditions set forth in Section 7.1 hereto not to be satisfied;
               (ii) there has been a material breach of any covenant or agreement made by any Investor in the Agreement, such that the conditions set forth in Section 7.2(b) could not be satisfied on or prior to the Termination Date and such breach or condition is not curable or, if curable, has not been cured prior to the earlier of (i) thirty (30) calendar days after written notice thereof is given by CBAY to such Investor or (ii) the Termination Date; provided, however, that CBAY is not then in material breach of this Agreement so as to cause any conditions set forth in Section 7.1 hereto not to be satisfied; or
               (iii) all of the conditions set forth in Sections 7.1 have been satisfied and any Investor fails to consummate the transactions contemplated by this Agreement within the earlier of (i) two (2) Business Days after the Effective Date should have occurred pursuant to Section 2.3 hereto and (ii) the Termination Date, and CBAY stood ready, willing and able to consummate all such transactions during such period.
          8.15. Effect of Termination. If the Agreement is terminated as permitted under Section 8.14 hereto, the Agreement shall forthwith become void and have no effect (unless the termination is with respect to Investors comprising fewer than all Investors, in which case the Agreement survives with respect to the remaining Investors and CBAY but does not survive with respect to the terminated Investors and CBAY), and none of CBAY or any of the Investors as to which this Agreement terminates or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that: (i) such termination shall not terminate the rights or remedies of any party with respect to any breach of any provision of the Agreement prior to termination, including any breach of the obligations to consummate the transactions contemplated herein, (ii) such termination shall not terminate the obligations of the parties pursuant to the confidentiality agreements entered into by and between CBAY and each Investor in connection with transactions contemplated hereby and (iii) this Section 8.15, Section 8.12 and Section 8.14 shall survive such termination.
          8.16. Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.
[Signatures on next pages]

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     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first above written.

CBAY CBAYSYSTEMS HOLDINGS LIMITED
By:	/s/ Clyde Swoger
	Name:	Clyde Swoger
	Title:	CFO

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INVESTORS Costa Brava Partnership III, L.P.
By:	/s/ Setu Hank
	Name:	Setu Hank
	Title:	Managing member GP

Addresss for Notices:
420 Boylston Street
Boston, MA 02116
Number of MEDQ Shares: 2,473,698
Investor Percentage: 6.5%

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Newcastle Partners, L.P.
By:	/s/ Mark E. Schwarz
	Name:	Mark E. Schwarz
	Title:	General Partner

200 Crescent Court
Suite 1400
Dallas, Texas 75201
Number of MEDQ Shares: 1,111,706
Investor Percentage: 3.0%

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Black Horse Capital Management LLC
By:	/s/ Dale B. Chappell
	Name:	Dale B. Chappell
	Title:	Manager

338 S. Sharon Amity Rd, #202
Charlotte, NC 28211
Number of MEDQ Shares: 1,150,295
Investor Percentage: 3.1%

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American Hallmark Insurance Company of Texas
By:	/s/ Mark E. Schwarz
	Name:	Mark E. Schwarz
	Title:	Executive Chairman Hallmark Financial Services, Inc.

777 Main Street
Suite 1000
Fort Worth, Texas 76102
Number of MEDQ Shares: 41,460
Investor Percentage: 0.1%

EXHIBIT A
FORM OF BY-LAWS

BY-LAWS
OF
[                     ], Inc.
ARTICLE I
Offices
     SECTION 1.01 Registered Office. [                                        ], Inc. (the “Corporation”) shall maintain its registered office in the State of Delaware at The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 or at such other location as determined by the Board of Directors in accordance with applicable laws. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
     SECTION 2.01 Annual Meetings. Annual meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that any such meeting shall not be held at any place, but will instead be held solely by means of remote communication as described in Section 2.11 of these By-laws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
     SECTION 2.02 Special Meetings. Subject to the Corporation’s Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”), special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the holders of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors; provided, however, at any time when the SAC Entities (as defined below) are the beneficial owners, in the aggregate, of less than a majority in voting power of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Chairman of the Board of Directors, the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call special meetings of stockholders.

     SECTION 2.03 Notice of Stockholder Business and Nominations.
     (A) Annual Meetings of Stockholders.
     (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in (1) the Stockholders Agreement as amended from time to time, to be entered between the Corporation, S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC and International Equities (S.A.C. Asia) Limited and (2) the subsequent Stockholders Agreement as amended from time to time, to be entered between the Corporation, S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC and International Equities (S.A.C. Asia) Limited and the other stockholders party thereto, as amended from time to time (collectively, the “Stockholders Agreements”, and each, a “Stockholders Agreement”), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of Article II of these By-laws, (c) by or at the direction of the Chairman of the Board of Directors or the Board of Directors or any committee thereof or (d) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to paragraph (C)(4) of this Section 2.03, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.
     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

     (3) Stockholder notice as set forth in paragraph (A)(2) of this Section 2.03 shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s original signed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and any other persons that have otherwise formed a group with such stockholder or any such beneficial owner with regard to the stock of the Corporation (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner and group member, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and such group member, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner or group member, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (v) any other information, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any other persons that have otherwise formed a group with such stockholder or any such beneficial owner with regard to the stock of the Corporation, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03 of the By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
     (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) as provided in the Stockholders Agreement, (2) by or at the direction of the Board of Directors or any committee thereof or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who (subject to paragraph (C)(4) of this Section 2.03) complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (C) General. (1) Except as provided in paragraph (C)(4) of this Section 2.03, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 or the Stockholders Agreement shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any purported nomination or business was not properly brought before the meeting in accordance with the provisions of these By-laws, and if he or she should so determine, the chairman shall so declare to the meeting, and any such purported nomination or business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such potential nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder in such capacity at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     (2) Whenever used in these By-laws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     (3) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-laws (including paragraphs (A)(1)(d) and (B) hereof), and compliance with paragraphs (A)(1)(d) and (B) of this Section 2.03 of the By-laws shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of this paragraph (C)(3), matters properly brought under and in compliance with Rule 14a-8 of the Exchange Act as amended from time to time). Nothing in these By-laws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances. The foregoing notice requirements of this Section 2.03 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
     (4) Notwithstanding anything to the contrary contained in this Section 2.03, for as long as any Stockholders Agreement remains in effect with respect to S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC, International Equities (S.A.C. Asia) Limited (or their affiliates and respective successors or assigns (each, an “SAC Entity”)), no SAC Entity then subject to the Stockholders Agreement shall be subject to the notice procedures set forth in paragraphs (A)(2), (A)(3) or (B) of this Section 2.03 to nominate any person for election to the Board of Directors or to propose any business to be considered by the stockholders at an annual or special meeting of stockholders.
     SECTION 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
     SECTION 2.05 Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.
     SECTION 2.06 Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for determining the stockholders entitled to vote at the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
     SECTION 2.07 Chairman of Meetings. The Chairman of the Board of Directors, if one is elected, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.
     SECTION 2.08 Secretary of Meetings. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.
     SECTION 2.09 Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, at any time when the SAC Entities are the beneficial owners, in the aggregate, of less than 40% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted by the Preferred Stock Designation. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by the preceding paragraph, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 2.09. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.09 to the extent permitted by law. Any such consent shall also be delivered in accordance with Section 228(d)(1) of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the Corporation.
     Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
     SECTION 2.10 Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum is present in person or by proxy, the person presiding at the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation present in person or by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
     SECTION 2.11 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
     (a) participate in a meeting of stockholders; and
     (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that
     (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
     (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

     (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
Board of Directors
     SECTION 3.01 Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.
     SECTION 3.02 Number and Term. Subject to the Certificate of Incorporation, the number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors shall be elected by the stockholders at their annual meeting, and the term of each elected director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders.
     SECTION 3.03 Chairman. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board of Directors, if any, shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.
     SECTION 3.04 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.
     SECTION 3.05 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation.
     SECTION 3.06 Vacancies and Newly Created Directorships. Except as otherwise provided by law or the Certificate of Incorporation and subject to the rights to fill such vacancies granted to the SAC Entities under the Stockholders Agreement, vacancies occurring in any directorship and newly created directorships resulting from any increase in the number of directors shall be filled only by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
     SECTION 3.07 Meetings. Regular meetings of the Board of Directors may be held at such places and times as may be determined from time to time by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the President of the Corporation, and shall be called by the President or the Secretary of the Corporation if directed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral (either in person or by telephone) notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called shall be given to each director.
     SECTION 3.08 Quorum, Voting and Adjournment. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.
     SECTION 3.09 Committees. The Board of Directors may designate one or more committees, including but not limited to an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each such committee to consist of one or more of the directors of the Corporation. Any director may belong to any number of committees of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-law of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.
     SECTION 3.10 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any such committee, as the case may be, consent thereto in writing or by electronic transmission. Such writing or writings or electronic transmission or transmissions shall be filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
     SECTION 3.11 Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other such communications equipment shall constitute presence in person at such meeting.

ARTICLE IV
Officers
     SECTION 4.01 Number. The officers of the Corporation shall include a President and a Secretary, each of whom shall be elected by the Board of Directors and shall hold office for such term as shall be determined by the Board of Directors and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. In addition, the Board of Directors may elect one or more other officers from time to time including a Chairman of the Board of Directors, one or more Vice Presidents, including an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual meeting of the Board of Directors and/or at such other times as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.
     SECTION 4.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, each of whom shall hold office for such term and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.
     SECTION 4.03 President. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. In addition, the President shall have such further powers and perform such other duties from time to time are assigned to him or her by the Board of Directors or these Bylaws.
     In the absence, disability or refusal of the Chairman of the Board of Directors, if any, to act, or if there is no Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors may otherwise determine, the President shall have the authority to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.
     SECTION 4.04 Vice Presidents. Each Vice President, if any are elected, shall have such powers and shall perform such duties as from time to time are assigned to him or her by the President or the Board of Directors.
     SECTION 4.05 Treasurer. The Treasurer, if any, shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the President and the Board of Directors, upon the request of either, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.
     In addition, the Treasurer shall have such further powers and perform such other duties as from time to time are assigned to him or her by the Board of Directors.
     SECTION 4.06 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-laws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. In addition, the Secretary shall have such further powers and perform such other duties as from time to time are assigned to him or her by the Board of Directors.
     SECTION 4.07 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such further powers and shall perform such other duties as from time to time are assigned to him or her by the Board of Directors.
     SECTION 4.08 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the President or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.
     SECTION 4.09 Contracts and Other Documents. The President and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any committee thereof given specific authority in the premises by the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
     SECTION 4.10 Ownership of Stock of Another Corporation. Unless otherwise directed by the Board of Directors, the President or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of equityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

     SECTION 4.11 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.
     SECTION 4.12 Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any director may resign at any time upon notice given in writing or by electronic transmission. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.
     SECTION 4.13 Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.
ARTICLE V
Stock
     SECTION 5.01 Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the Vice Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
     SECTION 5.02 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
     SECTION 5.03 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the

Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct and/or to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate.
     SECTION 5.04 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.04 or to vote in person or by proxy at any meeting of stockholders.
     SECTION 5.05 Fixing Date for Determination of Stockholders of Record.
     (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
     (B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     (C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     SECTION 5.06 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
Notice and Waiver of Notice
     SECTION 6.01 Notice. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
     SECTION 6.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
Indemnification
     SECTION 7.01 Indemnification Respecting Third Party Claims.
     (A) Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VII any person (a “Covered Person”) who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action or suit (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including any charitable or not-for-profit public service organization or trade association (an “Related Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such Covered Person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action or suit commenced by such Covered Person against the Corporation or any Related Entity or any person who is or was a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Related Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7.06 of this Article VII; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce his or her rights under this Article VII.
     (B) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 7.01.
     SECTION 7.02 Indemnification Respecting Derivative Claims.
     (A) Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VII any Covered Person who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Related Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action, suit or proceeding in the right of the Corporation commenced by such Covered Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7.06 of this Article VII; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce his or her rights under this Article VII.
     (B) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 7.02.
     SECTION 7.03 Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 7.01 or 7.02 of this Article VII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such Covered Person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in accordance with any applicable procedures authorized by the Board of Directors and in accordance with the DGCL. In the event a request for indemnification is made after final disposition of the proceeding in question by any Covered Person referred to in paragraph (A) of Section 7.01 or 7.02 of this Article VII, the Corporation shall use its reasonable efforts to cause such determination to be made not later than ninety (90) days after such request is made.

     SECTION 7.04 Right to Indemnification in Certain Circumstances.
     (A) Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02 of this Article VII, or in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by the director or officer to enforce rights to indemnification or advancement of expenses and costs granted pursuant to this Article VII, such Covered Person shall, to the fullest extent permitted by law, be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection therewith.
     (B) Indemnification for Service As a Witness. To the extent any Covered Person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her service as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Related Entity at a time when he or she was a director or officer of the Corporation (assuming such Covered Person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Related Entity), but excluding service as a witness in an action or suit commenced by such person or to which such person is named a party (unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman, the President or the Chief Executive Officer of the Corporation), the Corporation shall, to the fullest extent permitted by law, indemnify such Covered Person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Covered Person in connection therewith and shall use its reasonable efforts to provide such indemnity within forty-five (45) days after receipt by the Corporation from such Covered Person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VII to compensate such Covered Person for such Covered Person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.
     SECTION 7.05 Advances of Expenses.
     (A) Advances to Directors and Officers. To the fullest extent not prohibited by applicable law, expenses and costs incurred by any Covered Person referred to in paragraph (A) of Section 7.01 or 7.02 of this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article VII.

     (B) Advances to Employees and Agents. To the fullest extent not prohibited by applicable law, expenses and costs incurred by any person referred to in paragraph (B) of Section 7.01 or 7.02 of this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VII.
     SECTION 7.06 Indemnification Not Exclusive.
     (A) The provision of indemnification to or the advancement of expenses and costs to any Covered Person under this Article VII, or the entitlement of any Covered Person to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such Covered Person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Covered Person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Covered Person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
     (B) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Covered Person as a director or officer of the Corporation at the request of one or more indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the Covered Person may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the Covered Person may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the Covered Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person against the Corporation, and the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.06(B) of Article VII, entitled to enforce this Section 7.06(B) of Article VII.
     For purposes of this Section 7.06(B) of Article VII, the following terms shall have the following meanings:

     (1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Covered Person has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom a Covered Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.
     (2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.
     SECTION 7.07 Corporate Obligations; Reliance.
     (A) The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Related Entity shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation.
     (B) Without the consent of any affected Covered Person, the Corporation shall not, in connection with the settlement or resolution of any claim alleged against it in any action, suit or proceeding, seek or consent to entry of an order that releases, bars or otherwise affects the rights of indemnification and advancement of expenses provided in this Article VII.
     SECTION 7.08 Amendment or Repeal. Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omissions occurring prior to the time of such repeal or modification.
     SECTION 7.09 Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article VII shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article VII. The right of any Covered Person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article VII shall continue after he or she shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such Covered Person.
     SECTION 7.10 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Related Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or applicable law.
     SECTION 7.11 Definitions of Certain Terms. For purposes of this Article VII, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a Subsidiary Officer of any Related Entity shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or as a Subsidiary Officer of any Related Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (d) a Covered Person who acted in good faith and in a manner such Covered Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article VII.
ARTICLE VIII
Miscellaneous
     SECTION 8.01 Electronic Transmission. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     SECTION 8.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     SECTION 8.03 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.
     SECTION 8.04 Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     SECTION 8.05 Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE IX
Amendments
     SECTION 9.01 Amendments. Subject to the Certificate of Incorporation, these By-laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders; provided, however, that, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote of the stockholders, at any time when the SAC Entities are the beneficial owners, in the aggregate, of less than a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, the affirmative vote of the holders of at least 75% in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Sections 2.02, 2.03, 2.09, 3.02, 3.04, 3.05 or 3.06, Article VII or this proviso of Section 9.01 of the By-laws or to adopt provisions inconsistent therewith.

EXHIBIT B
FORM OF CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION
OF
[                     ], Inc.
ARTICLE I
NAME OF CORPORATION
          The name of the Corporation is [ ], Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE
          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at that address is The Corporation Trust Company.
ARTICLE III
PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
AUTHORIZED CAPITAL STOCK
     A. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is [                     ], which shall be divided into two classes as follows:
     1. [                     ] shares of Common Stock, par value $0.01 per share (the “Common Stock”); and
     2. [                     ] shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers, including voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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     B. This Certificate of Incorporation shall become effective on the date of the filing of this Certificate of Incorporation in accordance with the DGCL (such time of effectiveness, the “Effective Time”). Upon the Effective Time, each share of common stock, par value $0.10 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into [Conversion Ratio] validly issued, fully paid and nonassessable shares of Common Stock.
     C. Each holder of record of Common Stock shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote. Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
     D. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series).
     E. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of the assets of the Corporation which are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.
     F. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
     G. The number of authorized shares of each of the Preferred Stock and the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

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ARTICLE V
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS
     A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, at any time when S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC and International Equities (S.A.C. Asia) Limited, their affiliates and their respective successors and assigns (collectively, the “SAC Entities”) are the beneficial owners, in the aggregate, of less than a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, in addition to any other vote required by applicable law, the affirmative vote of the holders of at least 75% in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article V or Article VI, Article VIII, Article IX or Article X of this Certificate of Incorporation or to adopt any provision inconsistent therewith.
     B. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-laws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, at any time when the SAC Entities are the beneficial owners, in the aggregate, of less than a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, the affirmative vote of the holders of at least 75% in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal Sections 2.02, 2.03, 2.09, 3.02, 3.04, 3.05 or 3.06, Article VII or the proviso to Section 9.01 of the By-laws or to adopt any provision inconsistent therewith.
ARTICLE VI
BOARD OF DIRECTORS
     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation (including any certificate of designations) relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board of Directors shall be not less than seven directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the filing of this Certificate of Incorporation, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. At each succeeding annual meeting, successors to the class of directors whose

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term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class or to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.
     B. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted to SAC Entities under (1) the Stockholders Agreement as amended from time to time, to be entered between the Corporation, S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC and International Equities (S.A.C. Asia) Limited and (2) the subsequent Stockholders Agreement as amended from time to time, to be entered between the Corporation, S.A.C. PEI CB Investment, L.P., S.A.C. PEI CB Investment II, LLC and International Equities (S.A.C. Asia) Limited and the other stockholders party thereto, as amended from time to time (collectively, the “Stockholders Agreements”), any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
     C. Subject to the rights granted to the SAC Entities under the Stockholders Agreement, any or all of the directors (other than the directors elected by the SAC Entities and the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time for cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, that at any time when the SAC Entities are the beneficial owners, in the aggregate, of less than a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of at least 75% in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class. For purposes of this Certificate of Incorporation, the “beneficial owner” of shares shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     D. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

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     E. During any period when the holders of any series of Preferred Stock have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.
ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY
     A. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
     B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate or reduce the effects of this Article VII in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any acts or omissions occurring prior to such amendment, repeal, adoption or modification.
ARTICLE VIII
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING AND SPECIAL MEETING
OF STOCKHOLDERS
     A. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded; provided, however, at any time when the SAC Entities are the beneficial owners, in the aggregate, of less than 40% of the voting power of all outstanding

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shares of stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designations relating to such series of Preferred Stock.
     B. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the holders of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors; provided, however, at any time when the SAC Entities are the beneficial owners, in the aggregate, of less than a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Chairman of the Board of Directors, the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-laws of the Corporation, include the power to call such meetings.
ARTICLE IX
COMPETITION AND CORPORATE OPPORTUNITIES
     A. In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the SAC Entities and their Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (ii) the SAC Entities and their Affiliates may now engage and may in the future engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may in the future engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the SAC Entities, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
     B. None of (i) the SAC Entities or any of their Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”), shall have any duty to refrain from directly or indirectly

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(x) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (C) of this Article IX. Subject to said Section (C) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers or directs such corporate opportunity to another Person.
     C. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article IX shall not apply to any such corporate opportunity.
     D. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
     E. For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of the SAC Entities, any Person that, directly or indirectly, is controlled by any of the SAC Entities, controls any of the SAC Entities or is under common control with any of the SAC Entities and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation, which for this purpose shall be deemed to include any investment fund managed by any of the foregoing), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
     F. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

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ARTICLE X
DGCL SECTION 203 AND BUSINESS COMBINATIONS
     A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
     B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
     1. prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
     2. upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
     3. at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
     C. For purposes of this Article X, references to:
     1. “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
     2. “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
     3. “SAC Direct Transferee” means any person that acquires directly from the SAC Entities or any of their affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act

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beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
          4. “SAC Indirect Transferee” means any person that acquires directly from any SAC Direct Transferee or any other SAC Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
     5. “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
     (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;
     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
     (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

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     (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
     (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
     6. “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
     7. “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) the SAC Entities, any SAC Direct Transferee, any SAC Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

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     8. “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
     (i) beneficially owns such stock, directly or indirectly; or
     (ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
     (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
     9. “person” means any individual, corporation, partnership, unincorporated association or other entity.
     10. “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
     11. “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE XI
SEVERABILITY
          If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of

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any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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     IN WITNESS WHEREOF, the undersigned hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on _______ day of ____.

By:

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EXHIBIT C
FORM OF STOCKHOLDERS AGREEMENT

Stockholders Agreement
STOCKHOLDERS AGREEMENT
Dated as of [________]
among

CBaySystems Holdings Limited,
S.A.C. PEI CB Investment, L.P.,
S.A.C. PEI CB Investment II, LLC,
International Equities (S.A.C. Asia) Limited
and
the other Stockholders party hereto

i

Page
Section 6.12 Confidentiality	17
Section 6.13 Authority; Effect	17
Section 6.14 Enforcement; Further Assurances	18

ii

1
STOCKHOLDERS AGREEMENT
          STOCKHOLDERS AGREEMENT dated as of [_________] (this “Agreement”) by and among:
          (i) CBaySystems Holdings Limited, a Delaware corporation (the “Company”);
          (ii) S.A.C. PEI CB Investment, L.P., a Cayman Islands limited partnership (“SAC CBI”);
          (iii) S.A.C. PEI CB Investment II, LLC, a Delaware limited liability company (“SAC CBI II”);
          (iv) International Equities (S.A.C. Asia) Limited, a company incorporated under the Companies Act 2001 of Mauritius (“SAC Asia” and, together with SAC CBI and SAC CBI II, collectively, the “SAC Group”);
          (iv) the Investors (as defined below); and
          (v) such other Persons who from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board (together with the SAC Group and the Investors, the “Stockholders”).
WITNESSETH:
          WHEREAS, the Company and the Investors have entered into an Exchange Agreement, dated as of September 30, 2010, pursuant to which the Investors agreed to exchange (the “Exchange”) their shares of common stock, no par value, of MedQuist, Inc., a subsidiary of the Company, for shares of Common Stock (as defined hereinafter); and
          WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the CBAY Shares and the Stockholders.
          NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:
          “Affiliate”, as applied to any Person, means any other Person directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction

2

of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall have the meaning set forth in the preamble of this Agreement.
          “Board” shall have the meaning set forth in Section 3.1.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York.
          “By-Laws” means the by-laws of the Company and any amendments thereto and restatements thereof.
          “Certificate of Incorporation” means the Certificate of Incorporation of the Company and any amendments thereto and restatements thereof filed on behalf of the Company with the Delaware Secretary of State.
          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the sale or disposition of all or substantially all of the assets of the Company to any Person or “group” (as such term is used for the purposes of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Stockholders as of the date of this Agreement and their Affiliates and Permitted Transferees; or (ii) any Person, other than the Stockholders as of the date of this Agreement, their Affiliates and Permitted Transferees, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, including by way of merger, consolidation or otherwise.
          “Commission” shall have meaning set forth in Section 4.3(a).
          “Common Stock” means the common stock of the Company, par value $0.01 per share.
          “Company” shall have the meaning set forth in the preamble of this Agreement.
          “Indemnified Party” shall have the meaning set forth in Section 5.3.
          “Indemnifying Party” shall have the meaning set forth in Section 5.3.
          “Investors” means each of the Stockholders as of the date hereof other than the SAC Group, and the Permitted Transferees of such Stockholders other than the SAC Group.
          “NASDAQ” means the NASDAQ Global Market.
          “Permitted Transferee” means, with respect to each Stockholder, (a) any Affiliates thereof (or their Permitted Transferees), (b) any general or limited partner, member, director, officer or employee of such Stockholder (or their Permitted Transferees) and (c) any Person to whom a Stockholder (or any direct or indirect Permitted Transferee thereof) Transfers equity

3

interests of the Company in accordance with the terms of this Agreement (including, for the avoidance of doubt, any consent or waiver pursuant to and in accordance with the terms of this Agreement) by which such Transferor is bound and, in the case of Transfers other than Transfers of Common Stock pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act after a Public Offering, if such Transferee becomes a party to, and is bound to the same extent as its Transferor by the terms of, this Agreement; provided, that any such Permitted Transferee referred to in the foregoing clauses agrees in writing to be bound by the terms of this Agreement in accordance with Section 2.1.
          “Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.
          “Piggyback Registration” shall have the meaning set forth in Section 4.1.
          “Public Offering” means any public offering pursuant to an effective registration statement under the Securities Act.
          “Registrable Securities” means any outstanding shares of Common Stock held by a Stockholder from time to time until the earlier of (i) a registration statement covering such Common Stock has been declared effective by the Commission and such stock has been disposed of pursuant to such effective registration statement, (ii) such Common Stock is eligible to be sold to the public pursuant to Rule 144 (or any similar provisions then in force) by such Stockholder without restriction as to volume or manner of sale under the Securities Act, under circumstances in which any legend borne by the Common Stock relating to restrictions on transferability thereof under the Securities Act is or can be removed or (iii) such Common Stock is no longer subject to restrictions under Rule 144 of the Securities Act.
          “Registration Expenses” shall have the meaning set forth in Section 4.4.
          “SAC CBI” shall have the meaning set forth in the preamble of this Agreement.
          “SAC CBI II” shall have the meaning set forth in the preamble of this Agreement.
          “SAC Directors” shall have the meaning set forth in Section 3.1.
          “SAC Group” shall have the meaning set forth in the preamble of this Agreement.
          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Selling Stockholder” shall have the meaning set forth in Section 4.3(c).
          “Shares” means shares of Common Stock.
          “Stockholder” shall have the meaning set forth in the preamble of this Agreement.
          “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power

4

to elect a majority of the board of directors or other persons performing a similar function at the time directly or indirectly owned by such Person.
          “Transfer” means any direct or indirect transfer, sale, assignment, pledge, mortgage, hypothecation, encumbrance or other disposition of all or a portion of any Shares or any economic interest therein (including without limitation by means of any participation or swap transaction), but for the avoidance of doubt shall not include an ordinary course transfer of an ownership interest in any investment fund or similar entity having an investment in Shares.
          “Transferee” means any Person to whom Shares subject to this Agreement are Transferred.
          “Transferor” means any Person who Transfers Shares subject to this Agreement.
          “Underwriter” means a securities dealer that purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market making activities.
ARTICLE II
CERTAIN RESTRICTIONS ON TRANSFERS
          Section 2.1 Agreement to be Bound. Until the earlier of (a) such time as the Shares held by an Investor may be sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Shares relating to restrictions on transferability thereof under the Securities Act may be removed or (b) the first anniversary of the closing of the Exchange (the “Closing”), no Transfer of Shares by an Investor (other than Transfers in a Public Offering or pursuant to Rule 144 of the Securities Act (or any successor provision)) shall be effective unless (i) the Transferee, if not already a party hereto, shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument reasonably satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement with respect to the Shares so Transferred to the same extent applicable to the Transferor thereof and acknowledging that such Transferee shall be deemed to be an Investor hereunder and (ii) the Transferee has delivered to the Company an opinion of counsel reasonably satisfactory to the Company indicating that the proposed Transfer is exempt from registration pursuant to applicable securities laws.
          Section 2.2 Share Certificates.
 (a)   Each certificate representing Shares held by an Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary or appropriate):
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT AMONG CBAYSYSTEMS HOLDINGS LIMITED AND THE OTHER STOCKHOLDERS PARTY THERETO, DATED AS OF [_________], AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN

5

ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF CBAYSYSTEMS HOLDINGS LIMITED. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING AND TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACTS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”
ARTICLE III
GOVERNANCE
          Section 3.1 Board Size.
(a)	The Board of Directors of the Company (the “Board”) shall initially consist of [eleven (11)] directors. Thereafter, the size of the Board shall be determined in the manner set forth from time to time in the Company’s Certificate of Incorporation and By-Laws. SAC CBI shall have the right to nominate three (3) directors to the Board (the “SAC Directors”). As of the date hereof, the SAC Directors shall be Messrs. Frank Baker, Peter Berger and Jeffrey Hendren.

(b)	For so long as SAC CBI has the right to nominate the SAC Directors, the Company at all times shall take such actions as may be required under applicable Law, NASDAQ rules, the Certificate of Incorporation and the By-Laws to cause the Board to consist of the number of directors in accordance with Section 3.1(a), and to include on the Board or in the slate of nominees recommended by the Board such persons nominated by SAC CBI pursuant to this Section 3.1.

(c)	For as long as SAC CBI has the right to nominate the SAC Directors, each Investor hereby agrees that it will vote all of the voting Shares owned or held of record by such Investor, or (as applicable) provide its written consent in respect thereof, in order to elect or appoint (as applicable) the SAC Directors to the Board.

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(d)	For so long as SAC CBI has the right to nominate the SAC Directors, without the prior written consent of SAC CBI, each Investor agrees not to take any action that would cause the number of directors constituting the entire Board to be greater than [eleven (11)].

(e)	For so long as SAC CBI has the right to nominate the SAC Directors, in the event a vacancy is created at any time, including by the death, disability, retirement, resignation or removal (with or without cause) of any SAC Director, SAC CBI may nominate another individual to be elected to fill each such vacancy created thereby and the parties hereto agree to take, at any time, and from time to time, all actions necessary or appropriate in order to effect the election or appointment (as applicable) of each such individual to the Board.

(f)	Any proposed SAC Director, at the time when such person is nominated to serve as a director, shall be reasonably acceptable to the Company’s Nominating and Corporate Governance Committee as determined in good faith. SAC CBI shall notify the Company of any proposed SAC Director, in writing, a reasonable time in advance of the mailing of any proxy statement, information statement or registration statement in which such proposed SAC Director would be named, together with all information concerning such nominee reasonably requested by the Company so that the Company can comply with applicable disclosure rules; provided that in the absence of such notice, SAC CBI shall be deemed to have designated or nominated the same SAC Directors currently in office or, if applicable, set forth in the most recent notice delivered to the Company pursuant to this Section 3.1(f).

(g)	For as long as SAC CBI has the right to nominate the SAC Directors, each Investor agrees that, (i) if at any time SAC CBI shall notify such Investor of its desire to remove, with or without cause, any SAC Director, such Investor will vote, or cause to be voted, all of the voting Shares owned or held of record by such Investor, and shall take all such other actions promptly as shall be necessary or appropriate to cause the removal of such director and (ii) it will not take any action to remove any SAC Director unless so notified by SAC CBI.

(h)	The parties acknowledge that the Company may enter into agreements with each of the SAC Directors providing for the payment of a total aggregate compensation amount for each SAC Director equal to $4 million to be paid in equal installments of $1 million due and payable on each of the first four (4) anniversaries of the date hereof, and such payments will be structured to minimize their effect on the on-going valuation of the Company (including, without limitation, through lump sum payments at the time of any Initial Public Offering). Each of the other parties hereto agrees to take, at any time, and from time to time, all actions necessary or appropriate to effect such payments and further agrees not, at any time, directly or indirectly, any action in opposition to such payments.

(i)	After the first anniversary of the Closing, the obligations provided by Sections 3.1(c) and 3.1(g) will terminate with respect to each Investor when such Investor owns less than 3.0% of the Company’s outstanding shares of Common Stock. The provisions

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of this Section 3.1 shall terminate and be of no further force or effect upon the earlier of consummation of a Change in Control or, with respect to any Investor, at such time as all Common Stock held by such Investor are sold, in accordance with this Agreement, to a third party not bound by this Agreement or required to become a party hereto, and otherwise upon the tenth anniversary hereof.
          Section 3.2 Officer Appointment. The Company and each Investor acknowledge and agree that as of the date hereof and until the fourth anniversary of the date hereof, at the discretion of SAC CBI, Mr. Jeffrey Hendren shall have the opportunity to serve as Vice-Chairman, Finance of the Company. In the event that a vacancy in such position is created at any time prior to the fourth anniversary of the date hereof, including as a result of the death, disability, retirement, resignation or removal (with or without cause) of Mr. Hendren or any successor, SAC CBI may nominate another individual to be appointed by the Company to fill the vacancy created thereby and the parties hereto agree to take, at any time, and from time to time, all actions necessary or appropriate to effect such appointment, to the extent requested by SAC CBI.
          Section 3.3 Proxy. In the event that any Investor entitled or required to vote on or provide its written consent with respect to a matter specified in Sections 3.1 and 3.2 shall fail at any time to vote or act by written consent (as applicable) with respect to any Shares held of record or beneficially owned by such Investor (or as to which such Investor otherwise has direct or indirect voting control), as set forth in this Agreement, such Investor hereby irrevocably appoints SAC CBI as such Investor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Investor, to vote or act by written consent with respect to such Shares and to grant a consent, proxy or approval in respect of such Shares, in each case in such manner and to the extent as is necessary or appropriate to vote such Shares in accordance with this Agreement. Each Investor hereby affirms that the irrevocable proxy and irrevocable power of attorney set forth in this Section 3.3 will be valid for the term of this Agreement and are given to secure the performance of the obligations of such Investor under this Agreement. Each Investor hereby further affirms that each proxy and power of attorney hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest.
ARTICLE IV
REGISTRATION
          Section 4.1 Piggyback Registrations.
(a)	Right to Piggyback. Until the earlier of (a) such time as the Shares held by an Investor may be sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Shares relating to restrictions on transferability thereof under the Securities Act may be removed or (b) the first anniversary of the Closing, if the Company proposes to register and sell any of its Common Stock under the Securities Act and the registration form to be used may be used for the registration of the Investors’ Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Investors of its

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intention to effect such a registration at least ten (10) days before the anticipated offering date or as promptly thereafter as reasonably practicable, and will include in such registration the Shares of the Investors with respect to which the Company has received written requests for inclusion therein within five (5) days after delivery of the Company’s notice.

(b)	Piggyback Expenses. The Registration Expenses shall be paid by the Company in all Piggyback Registrations; provided, however, that for the avoidance of doubt, each of the Investors shall bear its pro rata portion of any discounts and commissions with respect to Shares sold by it in connection therewith.

(c)	Priority on Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing Underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then the number of Shares available for registration shall be allocated (i) first, 100% to the Shares to be sold by the Company and (ii) second, pro rata based on the relative number of Registrable Securities then held by each Investor and Shares held by each other holder of Shares eligible to be sold in such offering; provided, that any such amount thereby allocated to any such holder that exceeds such holder’s request shall be reallocated among the remaining requesting holders in like manner.
          Section 4.2 Lockup Agreements. With respect to any underwritten Public Offering, each Investor agrees not to effect any sale or distribution (except as part of such underwritten registration) of Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, (i) during the fifteen (15) days prior to such offering, (ii) during the 180-day period beginning on the effective date of the Initial Public Offering, unless the investment banks or Underwriters managing the Public Offering otherwise agree, and (iii) during the 90-day period beginning on the effective date of any other Public Offering, unless the investment banks or Underwriters managing the Public Offering otherwise agree.
          Section 4.3 Registration Procedures. Whenever Investors with the right to do so pursuant to Section 4.1 request that any of their Registrable Securities be registered pursuant to Section 4.1, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and in connection with any such request:
(a)	The Company will as expeditiously as reasonably practicable prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (it being understood that the Company shall use Form S-3 (or any replacement form) if such form is then available), and use its reasonable best efforts to cause such filed registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120)

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days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form S-3 (or any replacement form) that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such period shall be extended to the extent reasonably requested in order to allow sufficient time for all such Registrable Securities to be sold.

(b)	The Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Investor selling Registrable Securities pursuant to a registration statement under this Section 4 (each, a “Selling Stockholder”), copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing persons within five (5) Business Days after delivery, and thereafter furnish to such Selling Stockholder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder and registered thereunder.

(d)	After the filing of the registration statement, the Company will promptly notify each Selling Stockholder covered by such registration statement of any stop order issued or threatened by the Commission and take reasonable actions to prevent the entry of such stop order or to remove it if entered.

(e)	The Company will use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States and such other jurisdictions as any Selling Stockholder reasonably (in light of such Selling Stockholder’s intended plan of distribution) requests; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f)	The (i) Company will promptly notify each Selling Stockholder covered by such registration statement and (ii) each Investor will promptly notify the Company, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the occurrence of an event of which it is aware that requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any

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material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly make available to each Selling Stockholder any such supplement or amendment.

(g)	The Company will use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(h)	The Company will use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on each national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange.

(i)	The Company may require each Selling Stockholder of Registrable Securities to promptly furnish in writing to the Company such information regarding the Selling Stockholder and the distribution of the Registrable Securities as the Company may from time to time reasonably request, and such other information as may be necessary or appropriate in connection with such registration.

(j)	Each Selling Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.3(f), such Selling Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(f), and, if so directed by the Company, such Selling Stockholder will deliver to the Company all copies, other than permanent file copies then in such Selling Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.
          Section 4.4 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.
          Section 4.5 Additional Procedures. All Selling Stockholders will take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the registration and sale of their securities pursuant to this Section 4, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other Selling Stockholders in connection therewith; provided, however, that

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the aggregate amount of any liability of any Selling Stockholder pursuant to such underwriting or other agreement will not exceed such Selling Stockholder’s net proceeds from such offering.
          Section 4.6 Termination of Registration Rights. The registration rights and the obligations provided by this Section 4 will terminate with respect to each Investor when such Investor owns less than 3.0% of the Company’s outstanding shares of Common Stock.
ARTICLE V
INDEMNIFICATION AND CONTRIBUTION
          Section 5.1 Indemnification by the Company. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Stockholder of Registrable Securities included in the applicable registration statement, its officers, directors, employees and agents, and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which such Selling Stockholder, officer, director, employee or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or any preliminary prospectus or any amendment or supplement thereto relating to the Registrable Securities or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case except insofar as the same are contained in any information furnished to the Company by a Selling Stockholder or on a Selling Stockholder’s behalf for use therein.
          Section 5.2 Indemnification by Stockholders of Registrable Securities. To the fullest extent permitted by law, each Selling Stockholder agrees, severally but not jointly, to indemnify and hold harmless the Company, each Underwriter and each other Selling Stockholder, their respective officers, directors and agents and each Person, if any, who controls the Company, any such Underwriter or any such other Selling Stockholder within the meaning of the Securities Act, to the same extent as the indemnity from the Company to such Selling Stockholder pursuant to Section 5.1, but only with respect to information furnished to the Company by such Selling Stockholder or on such Selling Stockholder’s behalf for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.
          Section 5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2 (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party, except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to

12

participate therein, and, to the extent that it wishes, jointly with any other Indemnifying Party, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) the Indemnifying Party shall have agreed in writing to be liable for such expenses or (ii) the Indemnifying Party engages the same counsel to represent itself and the Indemnified Party in such action and such counsel advises that representation of both parties by the same counsel would be inappropriate due to an actual or reasonably likely potential conflict of interests between them. No Indemnifying Party will, without the prior written consent of the Indemnified Party (not to be unreasonably withheld), effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. No Indemnified Party will, without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), effect any settlement of any claim or pending or threatened proceeding in respect of which indemnity has or may be sought hereunder by such Indemnified Party.
          Section 5.4 Contribution. If the indemnification provided for in this Article V is unavailable to any Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) as between the Company and the Selling Stockholders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company and/or one or more other Selling Stockholders on the one hand and any Selling Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters. The relative fault of the Company and/or one or more other Selling Stockholders on the one hand and of any Selling Stockholder on the other shall be determined by

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reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Stockholder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing provisions of this Section 5.4, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE VI
MISCELLANEOUS
          Section 6.1 Recapitalization, Exchanges, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as reasonably practicable, the original rights and obligations of the parties hereto under this Agreement and the term “Registrable Securities,” as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate.
          Section 6.2 Entire Agreement; Successors and Assigns. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their

14

respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
          Section 6.3 No Waivers. Amendments.
(a)	No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

(b)	This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company, (ii) the SAC Group and (iii) each Investor that would be adversely affected thereby. Notwithstanding the foregoing, each of the Stockholders acknowledges and agrees that in respect of a Transfer pursuant to Section 2.1 of this Agreement, the Transferee may be added as an additional party to this Agreement by a written joinder, provided that such addition is done in accordance with and pursuant to the provisions of this Agreement. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.
          Section 6.4 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier or (ii) by facsimile, in each case, addressed as follows:
if to the Company:
CBaySystems Holdings Limited
2661 Riva Road, Building 800
Annapolis, MD 21401
Fax: 416-266-9409
Attention: Chief Financial Officer
if to the SAC Group:
c/o S.A.C. Capital Advisors, L.P.
72 Cummings Point Road
Stamford, Connecticut 06902
Fax: (203) 823-4209
Attention: General Counsel

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in each case, with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Fax: 212-455-2502
Attention: D. Rhett Brandon
          If to any Investor, to such Investor at the address set forth in the stock record book of the Company or as otherwise provided in writing by such Investor to the Company.
          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two (2) Business Days (or one (1) Business Day if sent for next Business Day delivery) after being sent by nationally-known, reputable overnight carrier or (c) upon transmission and confirmation of receipt by a facsimile operator, in the case of facsimile. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
          Section 6.5 Termination. Unless earlier terminated, the provisions of this Agreement shall terminate and be of no further force or effect upon the earlier of consummation of a Change in Control or, with respect to any Investor, at such time as all Common Stock held by such Investor are sold, in accordance with this Agreement, to a third party not bound by this Agreement or required to become a party hereto, and otherwise upon the tenth anniversary hereof.
          Section 6.6 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS OR SIMILAR RULES OR PRINCIPLES THAT MIGHT REQUIRE THE APPLICATION TO THIS AGREEMENT OF THE LAWS OF ANOTHER JURISDICTION.
          Section 6.7 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action

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seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above with respect to the assertion of such rights in such matter. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.4 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 6.7, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
          Section 6.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.8 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          Section 6.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
          Section 6.10 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
          Section 6.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A manual signature of a counterpart hereto delivered via facsimile

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signature or by other electronic means shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.
          Section 6.12 Confidentiality. Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.12 by such Investor or its Affiliates), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Investor by a third party (other than another Stockholder or an Affiliate of such Investor or of another Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Investor; provided, however, that an Investor may disclose confidential information on a confidential basis (v) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 6.12 as if an Investor, (x) to any Affiliate, partner, member or related investment fund of such Investor and their respective directors, employees and consultants, in each case in the ordinary course of business, (y) as may be reasonably determined by such Investor to be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Investor takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom such Investor may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 6.12. Each of the parties hereto acknowledge that the SAC Group, the Investors or any of their respective Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Section 6.12 shall preclude or in any way restrict the SAC Group, the Investors or their respective Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in any particular securities, whether or not such enterprise has products or services that compete with those of the Company.
          Section 6.13 Authority; Effect. Each party hereto represents and warrants (as to itself only) to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a

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partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.
          Section 6.14 Enforcement; Further Assurances.
(a)	The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)	The parties hereto agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents, and to do all such other acts and things, as may be required by law or as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

CBAYSYSTEMS HOLDINGS LIMITED
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

S.A.C. PEI CB INVESTMENT, L.P.
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

S.A.C. PEI CB INVESTMENT II, LLC
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

COSTA BRAVA PARTNERSHIP III, L.P.
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

NEWCASTLE PARTNERS, L.P.
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BLACK HORSE CAPITAL MANAGEMENT LLC
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
By:
Name:
Title:

EXHIBIT D
NET DEBT ADJUSTMENT TO EXCHANGE RATIO
Formula for Adjusting Exchange Ratio to Reflect MEDQ Net Debt of Less than $304 Million
The Exchange Ratio is determined as follows:
(167.757/(1-y)-167.757)/11.471
          Where
•	y = percentage of CBAY owned by MEDQ investors (other than CBAY) pro forma for the Exchange

•	11.471 = total shares (in millions) held by MEDQ shareholders other than CBAY

•	167.757 = the sum of:
o	158.209 (CBAY’s outstanding shares as of September 14, 2010 (in millions));

o	5.702 (shares (in millions) to be granted per consulting arrangement based on CBAY’s closing share price on September 14, 2010 of 113.5p); and

o	3.846 (adjustment for share dilution (in millions) from in-the-money CBAY options using the treasury method and based on CBAY’s closing share price on September 14, 2010 of 113.5p)
The percentage of CBAY owned by MEDQ investors (other than CBAY) pro forma for the Exchange is determined as follows:
(78.333 + ..305x) / (348.147 + x)
          Where
•	348.147 is the total equity value of CBAY pro forma for the Exchange, as agreed by SAC and the Investors

•	78.333 = 22.5% of 348.147

•	22.5% is the agreed percentage of CBAY into which the total MEDQ minority interest is exchangeable if MEDQ Net Debt is equal to $304 million

•	.305 (i.e., 30.5%) is the percentage of MEDQ owned by shareholders other than CBAY

•	x = the amount in millions that MEDQ Net Debt is less than $304 million
For each Investor, the amount of the increase shall be the amount determined by the foregoing formula minus 22.5%, multiplied by such Investor’s Investor Percentage.

EXHIBIT E
FORM OF OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE
[     ], 2010
Reference is made to the Exchange Agreement (the “Exchange Agreement”), dated September [_], 2010 by and between CBaySystems Holdings Limited and the Investors signatories thereto. Capitalized terms not defined herein shall have the meanings set forth in the Exchange Agreement.
The undersigned, [____], the duly appointed [Director, Secretary, Assistant Secretary or other Authorized Officer], acting in his/her capacity as [Director, Secretary, Assistant Secretary or other Authorized Officer], hereby certifies pursuant to Section [7.1(l)]1[7.2(e)]2 of the Exchange Agreement that the conditions precedent set forth in [Section 7.1(a) and Section 7.1(b)]3[Section 7.2(a) and Section 7.2(b)]4 of the Exchange Agreement have been satisfied by [CBAY]5[Investor]6 [and attaches hereto as Annex A the calculations pursuant to Section 2.2]7.

[1]	Insert for CBAY Officer’s Certificate.

[2]	Insert for Investor Officer’s Certificate.

[3]	Insert for CBAY Officer’s Certificate.

[4]	Insert for Investor Officer’s Certificate.

[5]	Insert for CBAY Officer’s Certificate.

[6]	Insert for Investor Officer’s Certificate.

[7]	Insert for CBAY Officer’s Certificate and attach Annex A, if applicable.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Officer’s Certificate as of the date first written above.

Name:
Title:
[Officer’s Certificate]